UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2014

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 18, 2014, TriMas Corporation (the “Company”) announced the retirement of Lynn Brooks, effective as of August 15, 2014, from the position of president of the Packaging Systems segment of the Company. On August 18, 2014, the Company also announced the appointment of David M. Pritchett as president of the Packaging Systems segment to succeed Mr. Brooks, effective as of such date.
The Company and Mr. Brooks have also entered into a letter agreement, dated as of August 12, 2014 (the “Letter Agreement”), to provide for the orderly transition of his duties and responsibilities to Mr. Pritchett and to set forth the compensation agreement between Mr. Brooks and the Company for the Employment Period (as defined below).
Under the Letter Agreement, Mr. Brooks will remain employed by the Company until December 31, 2015 (the “Employment Period”) as the Advisor to the President of Packaging Systems, assisting with, among other matters, the transition of duties and responsibilities to Mr. Pritchett. During the Employment Period, Mr. Brooks will be eligible to:

•
receive his base salary at his current annual rate of $454,800 (inclusive of a supplemental allowance paid in lieu of life insurance formerly provided) through December 31, 2014 and, for the period January 1, 2015 through December 31, 2015, receive a base salary of $200,000;

•
continue to receive a short term incentive award under the Company’s short term incentive plan related to 2014 at the same time and in the same manner that awards under this plan are paid, provided that any portion of such award ordinarily deferred and paid in the form of an equity grant under the plan will be paid in cash at the time of payment of the balance of the incentive award; and

•
participate in the Company’s retirement savings, health and welfare and other employee benefit plans pursuant to the terms of such plans if permitted by law (provided that with effect from January 1, 2015, he will be ineligible to accrue additional benefits under the Company’s supplemental executive retirement plan or compensation limit restoration plan).

With effect from January 1, 2015, Mr. Brooks, however, will be ineligible to:

•	participate in the Company’s executive severance and change of control plan; and

•	receive new awards pursuant to the Company’s short term incentive and long term incentive plans.
As also reflected in the Letter Agreement, the Compensation Committee of the Board of Directors of the Company has agreed that restricted stock and performance units previously granted to Mr. Brooks and scheduled to vest in 2016 and 2017 will continue to vest otherwise in accordance with terms set forth in the respective grant agreements, notwithstanding Mr. Brooks’ separation from the Company effective as of December 31, 2015 and provided that the restricted stock units shall vest as of such date.

Item 8.01 Other Events.

On August 18, 2014, TriMas issued a press release announcing the retirement of Mr. Brooks and appointment of Mr. Pritchett.  A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated by reference herein.

The information furnished pursuant to this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of TriMas under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit	Description
10.1	Letter Agreement
99.1	Press release dated August 18, 2014
_________________

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date: August 18, 2014	By:	/s/ Joshua A. Sherbin
Joshua A. Sherbin
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description
10.1	Letter Agreement
99.1	Press release dated August 18, 2014

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